Exhibit 10.29

             , 2011

Actinium Pharmaceuticals, Inc.

Attention: Dragan Cicic, M.D.
By Fax transmission to 610-910-3463

Re:           Waiver of Registration Rights

Gentlemen:

Reference is made to that certain Registration Rights Agreement by and among Actinium Pharmaceuticals, Inc. (the “Company”), Actinium Pharmaceuticals, Ltd., Actinium Holdings Limited (“AHL” and formerly named General Atlantic Investments Limited) and certain stockholders of the Company, dated June 30, 2000 (the “Rights Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement. The Company intends to sell up to 26,568,266 shares of Series E Convertible Preferred Stock (the “New Securities”) pursuant to a draft Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) by and among the Company and the Purchasers identified on Exhibit A thereto (the “Sale”).

Waiver of Registration Rights

In order to induce the Purchasers to Purchase the New Securities in connection with the Sale, AHL hereby waives and agrees that it will not exercise at any time, any and all rights that it has in accordance with Articles 3, 4 or 5 of the Rights Agreement.

Very truly yours,

ACTINIUM HOLDINGS LIMITED

By:

Accepted and agreed as of the date written above:

ACTINIUM PHARMACEUTICALS, INC.

By:	/s/ Dragan Cicic